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Exhibit 23.10

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statements Nos. 333-86860, 333-46542, 333-112952, 333-114521, and 333-115194 on Form S-3, and Nos. 333-52514, and 333-74339 on Form S-8 of our report, dated June 24, 2005, appearing in this Annual Report on Form 10-KSB of Isonics Corporation for the year ended April 30, 2005.

/s/ HEIN & ASSOCIATES LLP

Denver, Colorado
June 24, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM